Exhibit 3.3

OFFICE OF THE SECRETARY OF STATE OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I, Wayne W. Williams, as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the
Statement of Conversion

with Document # 20161590588 of
PETROLIA ENERGY CORPORATION

Texas Foreign Corporation

(Entity ID # 20021010602 )

consisting of  3 pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 08/19/2016 that have been posted, and by documents delivered to this office electronically through 08/30/2016@ 10:01:46.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 08/30/2016 @ 10:01:46 in accordance with applicable law. This certificate is assigned Confirmation Number 9812410

Secretary of State of the State of Colorado

**************************************End of Certificate*******************************************
Notice: A certificate issued electronically from the Colorado Secretary of State's Website is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Validate a Certificate page of the Secretary of State 's Web site, http://www.ros.state.co.us/bwCertificateSearchCriteria.do entering the certificate's confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.eo.us/ click "Businesses, trademarks, trade names" and select "Frequently Asked Questions. "

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co us.	Colorado Secretary of State Date and Time: 08/30/2016 09:51 AM ID Number: 20021010602 Document number: 20161590588 Amount Paid:$50.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion Converting a Domestic Entity into a Foreign Entity filed pursuant to §7-90-201.7 (1) and §7-90-204.5of the Colorado Revised Statutes (C.R.S.)

1.  For the converting entity, its ID number, entity name, form of entity, jurisdiction under the law of which it is formed, and principal office address are

ID number	20021010602
(Colorado Secretary of State ID number)

Entity name	Rockdale Resources Corporation

Form of entity	Corporation

Jurisdiction	Colorado

Principal office street address	710 N Post Oak
(Street number and name)
Suite 512
	Houston	TX	77024
	(City)	(State)	(ZIP/Postal Code)
United States
	(Province—if applicable)	(Country)

Principal office mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)
United States
	(Province—if applicable)	(Country)

2.  For the resulting entity, its true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

True name	PETROLIA ENERGY CORPORATION

Form of entity	Foreign Corporation

Jurisdiction	Texas

Street address	710 N Post Oak
(Street number and name)
Suite 512
	Houston	TX	77024
	(City)	(State)	(ZIP/Postal Code)
United States
	(Province—if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province—if applicable)	(Country)

3.  The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4.  (Mark the applicable box and complete the statement. Caution:  Mark only one box.)
☑  The resulting foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

or

☐  The resulting foreign entity maintains a registered agent to accept service pursuant to section 7-90- 204.5, C.R.S. The person appointed as registered agent bas consented to being so appointed. Such registered agent's name and address are

Name
(if an individual)
	(Last)	(First)	(Middle)	(Suffix)

or

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address
(Street number and name)

CO
	(City)	(State)	(ZIP/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO
	(City)	(State)	(ZIP/Postal Code)

5. (If applicable, adopt the following statement by marking the box and include an attachment.)
☐   This document contains additional information as provided by law.

6. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement l1y entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document are                                                                           .
                                                                                                                                     (mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

7. The true name and mailing address of the individual causing this document to be delivered for filing are

Womack	Leo
(Last)	(First)	(Middle)	(Suffix)
710 N Post Oak
(Street number and name)
Suite 512

Houston	TX	77024
(City)	(State)	(ZIP/Postal Code)

(Province—if applicable)	(Country)

(If applicable, adopt the following statement by marking the box and include an attachment.)
☐  This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).